UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  _________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2024
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AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10578 Science Center Drive, Suite 125
San Diego, California 92121 92121
(Address of principal executive offices) (Zip Code)
(858) 401-7900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Avidity Biosciences, Inc., a Delaware corporation (the "Company"), held its 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting") on June 13, 2024. The following is a brief description of each matter voted upon at the 2024 Annual Meeting and the final number of votes cast for, withheld or against, the number of abstentions and the number of broker non votes with respect to each matter, as applicable.

1.    The election of three nominees to serve as Class I directors for a three-year term to expire at the 2027 Annual Meeting of Stockholders. The following three Class I directors were elected by the votes indicated:

	For	Withheld	Broker Non Votes
Carsten Boess	63,891,628	9,825,456	5,160,086
Sarah Boyce	67,562,873	6,154,211	5,160,086
Troy Wilson, Ph.D., J.D.	45,112,985	28,048,738	5,715,447

2.    The ratification of the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. The appointment was ratified by the votes indicated:

For	Against	Abstain	Broker Non Votes
78,738,268	81,366	57,536	0

3.    The approval, on an advisory basis, of the compensation of the Company's named executive officers as described in the proxy statement related to the 2024 Annual Meeting. The compensation of the named executive officers was approved, on an advisory basis, by the votes indicated:

For	Against	Abstain	Broker Non Votes
67,573,742	995,207	5,179,358	5,128,863

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: June 14, 2024	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial and Chief Business Officer